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                                                                     Exhibit 5.1

January 21, 2005

AirGate PCS, Inc.
Harris Tower
233 Peachtree Street NE, Suite 1700
Atlanta, GA 30303

      Re:   AirGate PCS, Inc.
            Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to AirGate PCS, Inc., a Delaware corporation (the "Company") and to the subsidiaries of the Company listed on Schedule 1 hereto (each, a "Guarantor" and collectively, the "Guarantors"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). The Registration Statement relates to the issuance by the Company of up to $175,000,000 aggregate principal amount of its First Priority Senior Secured Floating Rate Notes due 2011 (the "New Notes") and the issuance by the Guarantors of guarantees (the "New Guarantees") with respect to the New Notes.

The New Notes and the New Guarantees will be issued under an indenture, dated as of October 25, 2004 (the "Indenture") among the Company, the Guarantors and The Bank of New York Trust Company, N. A., as trustee (the "Trustee").

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

            (i)   the Registration Statement;

            (ii)  the Indenture;

            (iii) the New Notes;

            (iv)  the New Guarantees;

            (v) the certificate of incorporation of the Company and the bylaws of the Company as presently in effect as certified by the Secretary of
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AirGate PCS, Inc.
January 21, 2005
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                  the Company as of the date hereof (collectively, the "Company
                  Charter Documents");

            (vi) the certificate of incorporation or corresponding formation document of each of the Guarantors and the bylaws or corresponding governance document of each of the Guarantors as presently in effect as certified by the Secretary of each Guarantor as of the date hereof (collectively, the "Guarantor Charter Documents"; and together with the Company Charter Documents, the "Charter Documents"); and

            (vii) resolutions adopted by the Company's and each Guarantor's board of directors (or equivalent governing body), certified by the respective Secretary of the Company and each such Guarantor, relating to the execution and delivery of, and the performance by the Company and each Guarantor of its respective obligations under, the Transaction Documents (as defined below).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

The Registration Statement, Registration Rights Agreement, the New Notes, the New Guarantees and the Indenture are referred to herein, individually, as a "Transaction Document" and, collectively, as the "Transaction Documents".

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company and the Guarantors); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Company and the Guarantors), enforceable against such parties (other than the Company and the Guarantors) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and the Guarantors and other persons on which we have relied for the purposes of this opinion are true and correct; and
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AirGate PCS, Inc.
January 21, 2005
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(viii) that the rights and remedies set forth in the Transaction Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Company or any Guarantor. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. When the New Notes have been duly authenticated by The Bank of New York Trust Company, N.A., in its capacity as Trustee, and duly executed and delivered on behalf of the Company as contemplated by the Registration Statement, the New Notes will be legally issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (a) the New Notes have been executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the New Guarantees have been duly endorsed on the New Notes, the New Guarantees will constitute binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

We are members of the Bar of the State of New York, and accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning the laws of any jurisdiction other than laws of the State of New York and the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

We hereby consent to being named as counsel to the Company and the Guarantors in the Registration Statement, to the references therein to our Firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.
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AirGate PCS, Inc.
January 21, 2005
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Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker, LLP

PAUL, HASTINGS, JANOFSKY & WALKER, LLP
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AirGate PCS, Inc.
January 21, 2005
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SCHEDULE 1

Guarantors
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AGW Leasing Company, Inc.
AirGate Network Services, LLC
AirGate Service Company, Inc.